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                                                                  Exhibit 10.55

                               AMENDMENT NO. 1 TO
                         EXECUTIVE EMPLOYMENT AGREEMENT

        THIS AMENDMENT NO. 1 TO EXECUTIVE EMPLOYMENT AGREEMENT ("Amendment") is effective as of this 30th day of April, 1996, between California Beach Restaurants, Inc., a California corporation (the "Company") and Mark E. Segal ("Executive").

        The Company and Executive are parties to that certain Executive Employment Agreement (the "Agreement"), dated as of May 21, 1993, and the parties have determined that it is in their mutual best interest to extend the term thereunder.

        In consideration of the above recitals and the mutual covenants contained herein, it is agreed as follows:

1.   Section 3 of the Agreement is amended in its entirety to read as follows:

     "3. Term. The employment of the Executive by the Company, under the terms and conditions of this Agreement, will commence on the date hereof and terminate four(4) years from the date hereof, unless sooner terminated as hereinafter provided."

2.   In all other respects, the Agreement shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

EXECUTIVE                              CALIFORNIA BEACH RESTAURANTS, INC.
                                       a California corporation


/s/ Mark E. Segal                      /s/ Alan Redhead
- --------------------------------       ------------------------------
Mark E. Segal                          Alan Redhead, Chief Executive Officer
                                       and President